                                                   Exhibit 2.4(a)

            CONSENT AND SECOND AMENDMENT TO STOCKHOLDER'S AGREEMENT



All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stockholders' Agreement (the "Agreement") dated as of December 4, 1996 by and among the Company and the parties named therein.

     WHEREAS, the Company, the Founders and the Investors are parties to the Agreement;

     WHEREAS, the Company desires to purchase substantially all of the assets of Strategic Implications International, Inc. for, among other consideration, shares of the Company's Common Stock to be registered in the names of Christos
S. Efessiou and Alicia A. Angelides (Efessiou and Angelides together being the "Holders") pursuant to an Asset Purchase Agreement between, among others the Company and Holders dated as of the date hereof (the "Asset Purchase Agreement"), which Common Stock will be subject to a certain Registration Rights Agreement between the Company and the Holders which will effect the registration rights of the Founders and the Investors under the Agreement;

     WHEREAS, pursuant to Section 7.3 of the Agreement, the prior written consent of the Company, two-thirds-in-interest of the Founders and two-thirds-in-interest of the Investors is required in order to amend the Agreement;

     WHEREAS, the undersigned Investors and Founders represent at least two-thirds-in-interest of the Investors and Founders as required by Section 7.3 to amend the Agreement; and

     WHEREAS, the Company, the Founders and the Investors desire to amend the Agreement to permit the Company and the Holders to enter into the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The third sentence of Section 5.1 (Piggyback Registration Rights) is hereby amended to read as follows: "The Company shall advise all Investors and Founders promptly after such determination by the underwriter, and the number of Registerable Shares that may be included in a registration and underwriting shall be allocated among all Investors, all Founders and all Holders requesting registration in proportion, as nearly practicable, to their respective holdings of Registerable Shares (it being understood that for this purpose "Registrable Shares" shall include the shares of Common Stock to be received by the Holders pursuant to the Asset Purchase Agreement)."

     2. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     3. This Amendment may be executed in any number of counterparts, and by different parties hereto and separate counterparts with the same effect as if all parties have signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one in the same instrument.

     EXECUTED as of the date set forth above.



                                    BORON LEPORE & ASSOCIATES, INC.


                                    By: /s/ Patrick G. LePore
                                        ------------------------------
                                      Name:  Patrick G. LePore
                                      Title: Chief Executive Officer and
                                             President


                                    THE FOUNDERS
                                    ------------


                                    /s/ Patrick G. LePore
                                    ---------------------
                                    Patrick G. LePore
                                      Holder of 993,333 Shares of Common Stock


                                    /s/ Gregory F. Boron
                                    --------------------
                                    Gregory Boron
                                      Holder of 921,333 Shares of Common Stock



                                    /s/ Michael W. Foti
                                    -------------------
                                    Michael W. Foti
                                      Holder of 200,000 Shares of Common Stock

                              THE INVESTORS
                              -------------

                              ADVENT VII L.P.

                              By:   TA Associates VII L.P., its General Partner

                              By:   TA Associates, Inc., its General Partner

                                              *
                              ----------------------------------
                              Name:   Jacqueline C. Morby
                              Title:  Managing Director
                                      Holder of 2,488,318 Shares of Common Stock

                              ADVENT ATLANTIC AND
                              PACIFIC III L.P.

                              By: TA Associates AAP III Partners, its General Partner

                              By:   TA Associates, Inc., its General Partner

                                               *
                              --------------------------------------
                              Name:   Jacqueline C. Morby
                              Title:  Managing Director
                                      Holder of 1,527,617 Shares of Common Stock

                              TA VENTURE INVESTORS LIMITED PARTNERSHIP

                                              *
                              -----------------------------------------
                              Name:   Jacqueline C. Morby
                              Title:  General Partner
                                      Holder of 44,131 Shares of Common Stock

*/s/ Jacqueline C. Morby
-----------------------------
By: Jacqueline C. Morby